EXHIBIT 4

                                                             CONFORMED COPY


REGISTRATION RIGHTS AGREEMENT

AGREEMENT dated March 25, 1994 between Bell Canada
International Inc., a Canadian corporation (the "Selling
Shareholder"), and Jones Intercable, Inc., a Colorado corporation (the "Company").

                    W I T N E S E T H :
                    - - - - - - - - -

          WHEREAS, on the date hereof, the Selling
Shareholder purchased from the Company 2,500,000 Class A
Shares (as defined below) for an aggregate purchase price of $55,000,000; and

          WHEREAS, the Company wishes to provide to the Selling Shareholder the rights described herein;

          NOW THEREFORE, the parties hereto agree as follows:


ARTICLE I

                        DEFINITIONS

          SECTION 1.1.  Definitions. (a)  The following
terms, as used herein, have the following meanings:

          "Capital Stock" means, at any time, the Common
Shares, the Class A Shares and any other shares of authorized capital stock of the Company.

          "Class A Shares" means the shares of Class A
Common Stock, par value $0.01 per share, of the Company.

          "Common Shares" means the shares of Common Stock, par value $0.01 per share, of the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.



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          "Registrable Securities" means the 2,500,000 Class
A shares purchased by the Selling Shareholder pursuant to the Investment Agreement dated the date hereof between the Selling Shareholder and the Company.

          "SEC" means the Securities and Exchange
Commission.

          "Securities Act" means the Securities Act of 1933 as amended, and the rules and regulations promulgated thereunder.

          "Subsidiary" means, as to any Person, (i) any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, directly or indirectly, owned or controlled by such Person, (ii) any partnership of which such Person is, directly or indirectly, a general or managing partner or
(iii) any other entity that is, directly or indirectly, controlled by such Person.

          "Termination Time" means the date on which the Company or the Selling Shareholder announces that it is no longer pursuing the transaction contemplated by the letter agreement dated December 2, 1993 among the Company, the Selling Shareholder, Glenn R. Jones and Jones International, Ltd.

          "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

          Term                        Section
          ----                        -------

     Demand Registration                2.1
     Eligible Assignee                  5.6
     Indemnified Party                  4.3
     Indemnifying Party                 4.3
     Inspectors                         3.1(g)
     Piggy-Back Registration            2.2
     Records                            3.1(g)
     Rule 144                           5.2




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                         ARTICLE II

                    REGISTRATION RIGHTS

          SECTION 2.1.  Demand Registration. (a)  At any
time on or after the Termination Time, the Selling
Shareholder may make a written request for registration under the Securities Act of all or part of the Registrable
Securities (a "Demand Registration"), provided that the
Company shall not be obligated to effect more than one
Demand Registration pursuant to the provisions of this
Section 2.1 in any nine-month period and provided further that the Company shall not be obligated to effect more than three Demand Registrations during the term of this Agreement. Such request will specify the aggregate number of shares of Registrable Securities proposed to be sold by the Selling Shareholder (which shall not be less than 500,000) and will also specify the intended method of disposition thereof.

          (b) A registration will not count as a Demand Registration until it has become effective. In addition, if more than 50% of the aggregate number of Registrable Securities requested to be registered pursuant to this
Section 2.1 are excluded from the offering in accordance with Section 2.3, such offering will not count as a Demand Registration.

          (c)  If the offering of such Registrable
Securities pursuant to such Demand Registration is an underwritten offering, the Selling Shareholder shall select the book-running managing Underwriter and any additional investment bankers and managing Underwriters to be used in connection with the offering, provided that such Underwriters and investment bankers must be reasonably satisfactory to the Company.

          SECTION 2.2. Piggy-Back Registration. If on or after the Termination Time the Company proposes to file a registration statement under the Securities Act with respect to an offering of any shares of Capital Stock (i) for the Company's own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC)) or (ii) for the account of any of its respective securityholders, then the Company shall give written notice of such proposed filing to the Selling Shareholder as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer the Selling Shareholder the opportunity to register such number of shares of Registrable Securities



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as the Selling Shareholder may request on the same terms and conditions as the proposed offering (a "Piggy-Back Registration"). The Selling Shareholder will have five business days after receipt of any such notice to notify the Company as to whether it wishes to participate in a Piggy-Back Registration and, if so, the number of Registerable Securities proposed to be included in such offering.

          SECTION 2.3.  Reduction of Offering.
Notwithstanding anything contained herein, if the book-running managing Underwriter of an offering described in
Section 2.1 or Section 2.2 states that, in its good faith judgment (i) the size of the offering that the Selling Shareholder, the Company and any other Persons intend to make or (ii) the combination of securities that the Selling Shareholder, the Company and such other Persons intend to include in such offering are such that the success of the offering is reasonably likely to be materially and adversely affected by the inclusion of the Registrable Securities, then:

          (a) if the size of the offering is the basis of such Underwriter's opinion, the amount of Registrable Securities to be offered for the account of the Selling Shareholder shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such Underwriter, provided that (x) in the case of a Demand Registration, the amount of Registrable Securities to be offered for the account of the Selling Shareholder shall be reduced only after the amount of securities to be offered for the account of the Company and any other Persons has been reduced to zero, and (y) in the case of a Piggy-Back Registration, if securities are being offered for the account of Persons other than the Company, then the proportion by which the aggregate amount of such Registrable Securities intended to be offered for the account of the Selling Shareholder is reduced shall not exceed the proportion by which the amount of such securities intended to be offered for the account of such other Persons is reduced; and

          (b) if the combination of securities to be offered is the basis of such Underwriter's opinion, the Registrable Securities to be included in such offering shall be reduced as described in clause (a) above, except that in the case of a Piggy-Back Registration, if the actions described in sub-clause (y) of the proviso in such clause (a) would, in the judgment of the managing Underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would



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have on such offering, such Registrable Securities will be
excluded from such offering.

          SECTION 2.4.  Registration Expenses.  In
connection with any Demand Registration or Piggy-Back Registration, the Company shall pay the following expenses incurred in connection with such registration: (i) all SEC, stock exchange and National Association of Securities Dealers, Inc. registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing of the Registrable Securities on the NASDAQ National Market System (or, if no shares of Capital Stock are listed for trading on such system, such other principal exchange or market where shares of Capital Stock are listed or otherwise admitted for trading), (v) fees and expenses of counsel and independent certified public accountants for the Company (including fees and expenses associated with the delivery of special audits or comfort letters), (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration and (vii) internal expenses of the Company (including salaries and expenses of officers and employees). The Selling Shareholder shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.


                        ARTICLE III

                  REGISTRATION PROCEDURES

         SECTION 3.1. Filings; Information. Whenever the Selling Shareholder requests that any Registrable Securities be registered pursuant to Article II hereof, the Company will use its reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the requested method of disposition thereof as promptly as reasonably practicable, and in connection with any such request:

          (a) The Company will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and



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     use its reasonable efforts to cause such filed
     registration statement to become and remain effective for a period of not more than six months (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable)) after the date of the original filing or such other period as is necessary to comply with the provisions of the Securities Act, provided that if the Company shall furnish to the Selling Shareholder a certificate signed by the Company's Chairman, President or any Vice-President stating that in his good faith judgment it would be detrimental or otherwise disadvantageous to the Company or its shareholders for such a registration statement to be filed as expeditiously as possible, the Company shall have a period of not more than 180 days within which to file such registration statement measured from the date of the Company's receipt of the Selling Shareholder's request for registration in accordance with Section 2.1.

          (b) The Company will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Selling Shareholder and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to the Selling Shareholder and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Selling Shareholder or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

          (c)  After the filing of the registration
     statement, the Company will promptly notify the Selling Shareholder of any stop order issued or, to the Company's knowledge, threatened to be issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (d) The Company will use reasonable efforts to register or otherwise qualify the Registrable
     Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Shareholder reasonably



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     requests, and to do any and all other acts and things
     that may be necessary or advisable to consummate the requested disposition of the Registrable Securities, provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

          (e) The Company will as promptly as practicable notify the Selling Shareholder, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Shareholder and to the Underwriters any such supplement or amendment. The Selling Shareholder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, the Selling Shareholder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Selling Shareholder and the Underwriters of the copies of such supplemented or amended prospectus. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.1(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Selling Shareholder such supplemented or amended prospectus.

          (f)  The Company will enter into customary
     agreements (including an underwriting agreement having representations and closing documents consistent with underwriting agreements heretofore entered into by the Company) and take such other actions as are reasonably



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     required in order to expedite or facilitate the sale of
     such Registrable Securities.

          (g)  The Company will make available for
     inspection by the Selling Shareholder, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by the Selling Shareholder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. The Selling Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (h)  The Company will furnish to the Selling
     Shareholder and each Underwriter a signed counterpart, addressed to the Selling Shareholder or such Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Selling
     Shareholder or the managing Underwriter reasonably requests.

          (i) The Company will otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date



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     of the registration statement, which earnings statement
     shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

          (j) The Company will use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or trading system on which similar securities issued by the Company are then listed.

          The Company may require the Selling Shareholder to furnish in writing to the Company such information regarding the Selling Shareholder, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.


                         ARTICLE IV

              INDEMNIFICATION AND CONTRIBUTION

          SECTION 4.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the extent permitted by law, the Selling Shareholder, its officers and directors, and each Person, if any, who controls the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by (i) any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by or on behalf of the Selling Shareholder expressly for use therein or (ii) the Selling Shareholder's failure to comply with a prospectus delivery requirement imposed on it under applicable law, if any, including any failure to deliver, after delivery of a preliminary prospectus, a prospectus containing corrected, modified or amended disclosure with respect to any material fact. The Company also agrees to indemnify any Underwriters of the Registrable Securities,



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their officers and directors and each person who controls
such Underwriters on substantially the same basis as that of the indemnification of the Selling Shareholder provided in this Section 4.1.

          SECTION 4.2.  Indemnification by the Selling
Shareholder. The Selling Shareholder agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Shareholder, but only with reference to information relating to the Selling Shareholder or the plan of distribution furnished in writing by or on behalf of the Selling Shareholder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. The Selling Shareholder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2.

          SECTION 4.3.  Conduct of Indemnification
Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.1 or Section 4.2, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall assume the defense of such proceeding and retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.
In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party



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shall not, in connection with any proceeding or related
proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties and shall be reasonably satisfactory to the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

          SECTION 4.4.  Contribution. (a) If the
indemnification provided for in this Article IV is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Selling Shareholder on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Registrable Securities, or if such allocation is not



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permitted by applicable law, in such proportion as is
appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and the Selling Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Selling Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations.

          (b) The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder or by the Underwriters. The relative fault of the Company on the one hand and of the Selling Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (c) The Company and the Selling Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified
Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding



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paragraph shall be deemed to include, subject to the
limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article IV, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Selling Shareholder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities were offered to the public exceeds the amount of any damages which the Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                         ARTICLE V

                       MISCELLANEOUS

          5.1. Participation in Underwritten Registrations. The Selling Shareholder may not participate in any underwritten registered offering pursuant to a Piggy-Back Registration unless it (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Person entitled to approve such arrangements and
(b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

          5.2. Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Selling Shareholder may reasonably request to the extent required from time to time to enable it to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities
Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC
("Rule 144").  Upon the request of the Selling Shareholder,


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the Company will deliver to it a written statement as to
whether it has complied with such reporting requirements.

          5.3. Restrictions on Public Sale by the Selling Shareholder. To the extent not inconsistent with applicable law, if any Registrable Securities are included in a Demand Registration or a Piggy-Back Registration, the Selling Shareholder will agree not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the 14 days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the managing Underwriter or Underwriters in the case of an underwritten offering.

          5.4. Restrictions on Public Sale by the Company. The Company agrees, if and to the extent requested by the managing Underwriter or Underwriters in the case of an underwritten offering, not to effect any public sale or distribution of any securities similar to those being registered in accordance with a Demand Registration or a Piggy-Back Registration, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 90-day period beginning on, the effective date of any registration statement (except as part of such registration as permitted by Article II) or the commencement of a public distribution of Registrable Securities.

          5.5. Notices. All notices, requests and other communications to any party hereunder shall be in writing
(including facsimile transmission) and shall be given,

     if to the Selling Shareholder, to:
          Bell Canada International Inc.
          1000, rue de la Gauchetiere West
          Bureau 1100
          Montreal, Quebec
          Canada H3B 4Y8
          Attention:  Chief Financial Officer
          Fax:  514-392-2262


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     with a copy to:
          Bell Canada International Inc.
          1000, rue de la Gauchetiere West
          Bureau 1100
          Montreal, Quebec
          Canada H3B 4Y8
          Attention:  General Counsel
          Fax:  514-392-2342

     if to the Company, to:
          Jones Intercable, Inc.
          9697 East Mineral Avenue
          Englewood, Colorado  80112
          Attention:  President
          Fax:  303-799-4675

     with a copy to:
          Jones Intercable, Inc.
          9697 East Mineral Avenue
          Englewood, Colorado  80112
          Attention:  General Counsel
          Fax:  303-799-1644

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

          5.6. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and to the extent applicable heirs, executors, administrators and legal representatives.

          (b)  Neither the Company nor the Selling
Shareholder may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto, provided that the Selling Shareholder may assign its rights, but not its obligations, to any entity which, at the time of such assignment is, and thereafter during the term of this Agreement remains, controlled, directly or indirectly, by Bell Canada International Inc. and that has not issued debt or equity interests to, nor invested in or lent money to, Persons primarily engaged in the cable television, telecommunications or educational programming businesses other than the Company or any of its Subsidiaries (an "Eligible Assignee").

          (c) In the event of an assignment to an Eligible Assignee pursuant to this Section 5.6, such Eligible Assignee agrees that neither it nor its Subsidiaries will issue debt or equity interests to, nor invest in or lend money to, Persons primarily engaged in the cable television, telecommunications or educational programming businesses other than the Company or its Subsidiaries.

          5.7. Specific Performance. Each party hereto agrees that each party hereto could be irreparably damaged if any party failed to perform any obligation under this Agreement, and that such party would not have an adequate remedy at law for money damages in such event. Accordingly, each party hereto shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement. This provision is without prejudice to any other rights that such party may have against any party for any failure by such party to perform its obligations under this Agreement.

          5.8. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b)  No failure or delay by any party in
exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          5.9.  Governing Law.  This Agreement shall be
construed in accordance with and governed by the law of the State of Colorado, without regard to the conflicts of law rules of such state.

          5.10.  Counterparts; Effectiveness.  This
Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instru-ment. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

          5.11. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning of interpretation of this Agreement.

          5.12.  Entire Agreement.  This Agreement
constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

          5.13.  Separability.  In case any provision of
this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          5.14  Termination.  The registration rights
granted under this Agreement will terminate on the sixth anniversary of the date hereof.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.



                              BELL CANADA INTERNATIONAL
                                INC.



                              By /s/ Martine Turcotte
                                ---------------------------
                                Title: General Counsel and
                                       Corporate Secretary



                              JONES INTERCABLE, INC.



                              By /s/ Elizabeth Steele
                                ---------------------------
                                Title: Vice President